Exhibit 10.5

Execution Version

GLOBAL GUARANTY AGREEMENT

This Guaranty (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of December 4, 2025, by (a) Brag House Inc., a Delaware corporation, Brag House Ltd., a company incorporated pursuant to the laws of the United Kingdom, and Brag House Merger Sub, Inc., a Delaware corporation (collectively, the “Brag House Guarantors”), (b) Dogecoin Ventures, Inc., a Texas corporation, The Official Dogecoin Treasury and Reserve Inc., a Texas corporation, and House of Doge Canada Inc., a corporation organized under the laws of Canda (collectively, the “Doge Guarantors”; and the Brag House Guarantors, the Doge Guarantors and any subsequent party that may join this Guaranty, collectively, the “Guarantors” and, each individually, a “Guarantor”, in favor of (c) [●]. (“[●]” or the “Creditor”), with respect to all obligations of BRAG HOUSE HOLDINGS, INC., a Delaware corporation (“Pubco”) and HOUSE OF DOGE INC., Texas corporation (“HOD”; and HOD, together with Pubco, collectively and individually, the “Debtor”) owed to the Creditor.

RECITALS

WHEREAS, the Creditor and the Debtor have entered into a Common Stock Purchase Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) dated as of December 4, 2025 and a certain convertible promissory note (the “Promissory Note”) pursuant to which the Creditor shall provide advances to the Debtor (the “Advances”) pursuant to and upon the terms and conditions of the Agreement and the Promissory Note, in the aggregate amount of up to $11,000,000;

WHEREAS, it is a condition precedent to the Creditor’s obligation to provide the Advances to the Debtor that each Guarantor guarantees all of the Debtor’s obligations under the Agreement and the Promissory Note evidencing the Advances, and all other instruments, agreements or other items (collectively, the “Transaction Documents”) executed or delivered by the Debtor to the Creditor in connection with or related to the Agreement. The Creditor is only willing to enter into the Agreement and provide the Advances pursuant to the Promissory Note to the Debtor if each Guarantor agrees to execute and deliver to the Creditor this Guaranty; and

WHEREAS, the Guarantors are, or will be at the time of making the Advances, wholly-owned, or majority-owned subsidiaries of the Debtor and will benefit, directly or indirectly, from the Debtor entering into the Agreement, the making of the Advances, and other Transaction Documents and extensions of credit the Creditor will make to Debtor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor covenants and agrees as follows:

1. Guaranty of Payment and Performance. Each Guarantor, jointly and severally, hereby guarantees to the Creditor the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise) and the performance, of all liabilities (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), agreements and other obligations of the Debtor to the Creditor contained in the Transaction Documents (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Creditor first attempt to collect or require the performance of any of the Obligations from the Debtor or resort to any security or other means of obtaining their payment. Should the Debtor default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Creditor, without demand or notice of any nature, all of which are expressly waived by the Guarantors.

2. Limited Guaranty. The liability of the Guarantors hereunder shall be limited to the amount of the Obligations due to the Creditor.

3. Waivers by Guarantors; Creditor’s Freedom to Act. Each Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Creditor with respect thereto. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect (other than payment in full of the Obligations), any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Creditor to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of, or alteration of the terms of, any Obligation or any portion thereof unless entered into by the Creditor; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation unless entered into by the Creditor; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Creditor may have against any collateral or other means of obtaining payment or performance of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Creditor might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; (vii) failure to obtain or maintain a right of contribution for the benefit of such Guarantor; (viii) errors or omissions in connection with the Creditor’s administration of the Obligations (except behavior constituting bad faith); or (ix) any other act or omission that might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor.

4. Unenforceability of Obligations Against Debtor. If for any reason the Debtor is under no legal obligation to discharge or perform any of the Obligations, or if any of the Obligations have become irrecoverable from the Debtor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

5. Subrogation; Subordination. Until the payment and performance in full of all Obligations, the Guarantors shall not exercise any rights against the Debtor arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Creditor in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set-off or counterclaim against the Debtor in respect of any liability of the Guarantors to the Debtor; and the Guarantors waive any benefit of and any right to participate in any collateral that may be held by the Creditor. The payment of any amounts due with respect to any indebtedness of the Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Debtor to the Guarantors until the Obligations shall have been paid or performed in full. If, notwithstanding the foregoing sentence, the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Creditor and be paid over to the Creditor on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

7. Termination; Reinstatement. This Guaranty is irrevocable and shall continue until such time as the Obligations have been indefeasibly paid in cash or performed in full. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.

8. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Creditor and the Creditor’s shareholders, officers, directors, agents, successors and assigns.

9. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Creditor. No failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10. Notices. All notices and other communications called for hereunder to the Creditor or the Debtor shall be made in writing as provided in the Agreement. All notices and other communications called for hereunder to the Guarantors shall be made in writing as provided on Schedule I attached hereto or as the Guarantors may otherwise notify the Creditor.

11. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws (excluding the principles of conflicts of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the state courts of the State of New York sitting in New York County and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Southern District of New York, and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit’s being made upon any Guarantor by mail at the address set forth at the head of this Guaranty. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

12. Counterparts; Effectiveness. This Guaranty may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Guaranty.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

BRAG HOUSE INC.

By:
Name:
Title:

BRAG HOUSE LTD.

By:
Name:
Title:

BRAG HOUSE MERGER SUB, INC.

By:
Name:
Title:

DOGECOIN VENTURES, INC.

By:
Name:
Title:

THE OFFICIAL DOGECOIN TREASURY AND RESERVE INC.

By:
Name:
Title:

HOUSE OF DOGE CANADA INC.

By:
Name:
Title:

Schedule I

The Guarantors

Brag House Inc.	45 Park Street, Montclair, NJ 07042 Attention: Lavell Juan Malloy, II, President Email: lavell@thebraghouse.com Telephone: (413) 398-2845

Brag House Ltd.	6 Heddon Street, London, England,W1B 4BT Attention: Lavell Juan Malloy, II, President Email: lavell@thebraghouse.com Telephone: (413) 398-2845

Brag House Merger Sub, Inc.	45 Park Street, Montclair, NJ 07042 Attention: Daniel Leibovich, President Email: daniel@thebraghouse.com Telephone: (413) 398-2845

Dogecoin Ventures, Inc.	2045 NW 1st Ave Miami, Florida 33127 Attention: Marco Margiotta, CEO and Charles Park, CFO; Email: marco@houseofdoge.com and charles@houseofdoge.com

The Official Dogecoin Treasury and Reserve Inc.	2045 NW 1st Ave Miami, Florida 33127 Attention: Marco Margiotta, CEO and Charles Park, CFO; Email: marco@houseofdoge.com and charles@houseofdoge.com

House of Doge Canada Inc.	2045 NW 1st Ave Miami, Florida 33127 Attention: Marco Margiotta, CEO and Charles Park, CFO; Email: marco@houseofdoge.com and charles@houseofdoge.com